UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 3, 2014
NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)

3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)	57108 (Zip Code)

Registrant’s telephone number, including area code: (605) 978-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01  Regulation FD Disclosure.

On November 3, 2014, the Company announced  plans to commence a registered public offering of up to $348 million of its common stock (the “Offering”). In connection with the Offering, the Company disclosed the following updated information about its business and risk factor information:

Business and Risk Factor Disclosure

Unless the context requires otherwise, references to ‘‘we,’’ ‘‘us,’’ ‘‘our,’’ ‘‘our company,’’ ‘‘NorthWestern Corporation,’’ ‘‘NorthWestern Energy,’’ and ‘‘NorthWestern’’ refer to NorthWestern Corporation d/b/a NorthWestern Energy and our subsidiaries.

Business

Natural Gas Production Assets

Since 2010, we have acquired gas production and gathering system assets as a part of an overall strategy to provide rate stability and customer value through the addition of regulated assets that are not subject to market forces. As of December 31, 2013, these owned reserves totaled approximately 76.7 Bcf and are estimated to provide approximately 6.4 Bcf each year, or about 32 percent of our current annual retail natural gas load in Montana. We continue to pursue opportunities to secure low cost gas reserves for our customers, with a target of owning 50% of our supply.

We are collecting the cost of service for natural gas produced from production assets acquired in 2012 and 2013 including a return on our investment, through our natural gas supply tracker on an interim basis, and have recognized approximately $22.8 million of revenue that is subject to refund. Based on recent developments in our pending natural gas tracker filing, of this $22.8 million in previously recognized revenues, we currently believe that we may need to refund up to $3.0 million, which would be recognized as a reduction of revenues during the fourth quarter of 2014. We do not expect this revenue refund of up to $3.0 million to affect our previously issued earnings guidance.

Financing of the Hydro Transaction

The financing of the Hydro Transaction is anticipated to be a combination of up to $400 million of common stock, up to $450 million of long-term debt, and borrowings under our short-term credit facility.

Risk Factors

Risks relating to the NorthWestern Corporation’s Business

Factors contributing to lower hydroelectric generation can increase costs and negatively impact our financial condition and results of operations.

When we close on the Hydro Transaction, we will derive a significant portion of our power supply from hydroelectric facilities. Because of our heavy reliance on hydroelectric generation, snowpack, the timing of run-off, drought conditions, and the availability of water can significantly affect operations. If hydroelectric generation is lower than anticipated, we may need to increase our use of purchased power. We expect to recover purchased power costs through our electric tracker mechanism. Recovery of increased costs, however, could be subject to risk of disallowance which would negatively impact our results of operations, or may not occur until the subsequent power cost adjustment year, negatively affecting cash flows and liquidity.

The MPSC Order approving the Hydro Transaction provides that our customers will have no financial risk related to our temporary ownership of the Kerr Project.

The MPSC Order approving the Hydro Transaction provides that our customers will have no financial risk related to our temporary ownership of the Kerr Project, with a compliance filing to that effect required upon completion of the transfer of the project to CSKT. Accordingly, the Kerr Project and the associated assets will not be included in our regulatory rate base. While we own the Kerr Project, we will own more generation than our customers can use. If revenues from sales to third parties during this period are not sufficient to cover operating costs at the Kerr Project, we will not be able to pass those incremental costs through to our customers. We bear the risk of any damage to the Kerr Project that occurs during our temporary ownership, except to the extent that costs associated with remediating any damage represent an addition or improvement to the Kerr Project that may increase the conveyance price pursuant to the Kerr Project license, and the costs associated with such repairs could be substantial and may not be fully covered by any insurance. To the extent any such costs are not covered by insurance, they could have a material adverse effect on our financial condition and results of operations.

Risks relating to the Hydro Transaction

The Hydro Transaction may not be consummated on the terms expected or at all.

Although we expect to close the Hydro Transaction by the end of December 2014, there can be no assurance that the Hydro Transaction will be consummated on the terms described in this prospectus supplement or at all, even if this offering is completed. Consummation of the Hydro Transaction continues to be subject to satisfaction or waiver of closing conditions, in particular the issuance of final, non-appealable FERC orders approving the transfer of hydroelectric licenses for the projects to be acquired. While FERC has issued orders approving the transfer of the licenses, it can be argued that the approval of license transfer with respect to the Kerr Project has not yet become final and non-appealable. Under circumstances specified in the Hydro Transaction purchase agreement, we or PPL Montana may terminate the purchase agreement for the non-satisfaction of closing conditions.

If the Hydro Transaction is not consummated, we will have incurred significant costs without commensurate benefit, including legal, accounting, financial advisory and other costs, which could have a material adverse effect on our business, financial condition and results of operations. In addition, if the Hydro Transaction is not consummated but this offering is completed, the percentage of equity in our capital structure will be higher than our targeted level, and we will need to consider alternatives to align our debt and equity ratios with our targeted capital structure. In addition, because the FERC and MPSC approval of our financing for the Hydro Transaction is conditioned on the proceeds being used to consummate the Hydro Transaction, if the transaction is not consummated we would need either to (i) unwind the financing by redeeming our issuance of long term debt and purchasing back an appropriate amount of stock, or (ii) seek approval from FERC and MPSC prior to using the financing proceeds for any purpose other than the Hydro Transaction. There can be no assurance that FERC or MPSC would authorize the use of proceeds for an alternative purpose.

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This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the common stock or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the common stock or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

Statements made herein that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “potential,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION (REGISTRANT)
Date: November 3, 2014	By:	/s/ Timothy P. Olson
Name: Timothy P. Olson
Title: Corporate Secretary